EXHIBIT 23.2

Consent of Dohan and Company, P.A., C.P.A.'s

Dohan and Company                                                 7700 North Kendall Drive, #200

Certified Public Accountants                                     Miami, Florida 33156-7578

A Professional Association                                        Telephone       (305) 274-1366

                                                                                    Facsimile         (305) 274-1368

                                                                                    Email               info@uscpa.com

                                                                                    Internet           www.uspca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement of our report dated February 25, 2005, included in the Bingo.com, Inc. Form 10-KSB for the year ended December 31, 2004, and to all references to our Firm included in this Form S-8 Registration Statement.

Yours truly,

/s/ Dohan and Company, CPA's

Dohan and Company, P.A.

Certified Public Accountants

 June 24, 2005